Exhibit 4.1
EXECUTION COPY
AMENDMENT NO. 6 TO
RECEIVABLES SALE AGREEMENT
     THIS AMENDMENT NO. 6 TO RECEIVABLES SALE AGREEMENT, dated as of December 6, 2010 (this “Amendment”), is among GE Commercial Distribution Finance Corporation, a Delaware corporation (“CDF”), as a seller, Brunswick Acceptance Company, LLC, a Delaware limited liability company, as a seller (“BAC”), General Electric Capital Corporation, a Delaware corporation, as a seller (“GECC”), Polaris Acceptance, an Illinois general partnership, as a seller (“PA”), and CDF Funding, Inc., a Delaware corporation, as buyer (the “Buyer”).
BACKGROUND
     CDF, BAC, GECC, PA and the Buyer are parties to a receivables sale agreement, dated as of August 12, 2004 (as amended, modified or supplemented prior to the date hereof, the “Receivables Sale Agreement”). All of the parties hereto desire to amend the Receivables Sale Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Definitions. Capitalized terms defined in the Receivables Sale Agreement and used but not otherwise defined herein have the meanings given to them in the Receivables Sale Agreement.
     SECTION 2. Amendment.
     (a) The definition of “Account” in Section 1.1 of the Receivables Sale Agreement is amended by adding the following language after the last sentence of such definition:
     “An Originator may combine two or more existing Accounts and, for the avoidance of doubt, the resulting revolving credit arrangement shall continue to be an Account hereunder. An Originator may also change the account number (or other alpha-numeric identifier) associated with any Account and for the avoidance of doubt, the related financing arrangement shall continue to be an Account hereunder.”
     (b) The definition of “Account Schedule” in Section 1.1 of the Receivables Sale Agreement is amended and restated in its entirety as follows:
     ““Account Schedule” means a computer file or microfiche list or other list containing a true and complete list of Accounts, identified by account number (or by an alpha-numeric identifier that uniquely and objectively identifies the applicable account number pursuant to a protocol that has been provided to Buyer) and setting forth the receivables balance for each as of (i) the applicable Addition Cut-Off Date, in the case of an Account Schedule relating to Additional Accounts, (ii) the Removal Notice Date, in the case of an Account Schedule relating to Removed Accounts (other than Removed Accounts that became Inactive Accounts) or (iii) the date specified therein, in the case of any other Account Schedule. Notwithstanding the foregoing, the initial Account Schedule does not set forth receivables balances, and any failure to set forth receivables balances in such a file or list shall not impair the file’s or list’s effectiveness as an Account Schedule.”
     (c) Clause (l) of the definition of “Eligible Receivable” in Section 1.1 of the Receivables Sale Agreement is amended by (i) deleting the phrase “, to the extent required by the related Financing Agreement,”, (ii) adding the phrase “unless any of the Financing Agreement, the credit approval for the related Receivable or the Seller’s Credit and Collection Policies would not require a first priority perfected security interest in the related Product or other financed assets in connection with the related advance” after the words “the related advance” and (iii) adding a “)” before the final period in clause (l).
     (d) Section 2.1(b) of the Receivables Sale Agreement is deleted and replaced in its entirety with the following:
     “(b) Each Seller agrees, at its own expense, (i) on or prior to (x) the Closing Date, in the case of the Initial Accounts, (y) the applicable Addition Date, in the case of Additional Accounts, and (z) the applicable Removal Date, in the case of Removed Accounts, to indicate, or cause to be indicated, in the appropriate computer files that Receivables created (or reassigned, if applicable, in the case of Removed Accounts) in connection with the Accounts have been conveyed to Buyer pursuant to this Agreement (or conveyed to a Seller or its designee, if applicable, in accordance with Section 2.7, in the case of Removed Accounts) by including, or causing to be included, in such computer files a code so identifying each such Account (or, in the case of Removed Accounts, deleting, or causing to be deleted, such code thereafter) and (ii) except as provided in Section 2.7(b), on or prior to the date referred to in clauses (i)(x), (y) or (z), as applicable, to deliver to Buyer an Account Schedule. The initial such Account Schedule, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. Once the code referenced in clause (i) of this paragraph has been included with respect to any Account, each Seller further agrees not to permit such code to be altered during the remaining term of this Agreement unless and until (x) such Account becomes a Removed Account, or (y) such Seller shall have delivered to Buyer at least thirty (30) days’ prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of Buyer in the Transferred Receivables to continue to be perfected with the priority required by this Agreement. If any Seller makes any change to the account number (or other alpha-numeric account identifier) reflected in the Account Schedule for any Account, such Seller will promptly deliver an update to the Account Schedule to Buyer and take all action necessary or advisable to cause the interest of the Buyer in the related Transferred Receivables to continue to be perfected with the priority required by this Agreement.”

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     (e) Section 2.7(a)(iv) of the Receivables Sale Agreement is deleted and replaced in its entirety with the following:
     “(iv) such Seller shall have delivered to Buyer an Officer’s Certificate, dated as of the Removal Date, to the effect that no selection procedure believed by such Seller to be materially adverse to the interest of Buyer or any of its creditors has been used in removing Removed Accounts.”
     (f) Section 2.7(b) of the Receivables Sale Agreement is deleted and replaced in its entirety with the following:
     “Notwithstanding the foregoing, and without the necessity of satisfying any of the conditions described above, any Account (each, an “Inactive Account”) that has had a zero balance and under which no funding has occurred, in each case for at least the preceding 12 months shall be designated as a Removed Account as of the day it becomes an Inactive Account. Buyer shall deliver to the applicable Seller an Account Schedule listing any Inactive Accounts that have been designated Removed Accounts not later than the end of the calendar month following the month in which the related Removal Date occurred and, notwithstanding anything to the contrary in Section 2.1(b), Seller shall not be required to deliver such Account Schedule on or prior to the applicable Removal Date.”
     SECTION 3. Representations and Warranties. In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 3:
     (a) Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of the Amendment are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and
     (b) Validity, etc. This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.
     SECTION 4. Binding Effect; Ratification.
     (a) This Amendment shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto and thereafter shall be binding on the parties hereto and their respective successors and assigns.
     (b) The Receivables Sale Agreement, as amended hereby, remains in full force and effect. On and after the date hereof, each reference in the Receivables Sale Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Receivables Sale Agreement, shall mean and be a reference to such Receivables Sale Agreement, as amended hereby.
     (c) Except as expressly amended hereby, the Receivables Sale Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

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     SECTION 5. Reaffirmation of Originator Performance Guaranty. GECC, in its capacity as performance guarantor (“Performance Guarantor”) under the Originator Performance Guaranty dated as of August 12, 2004 (the “Originator Performance Guaranty”), taking into account the Receivables Sale Agreement as amended by this Amendment, hereby reaffirms and ratifies all of its obligations under the Originator Performance Guaranty.
     SECTION 6. Miscellaneous.
     (a) THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
     (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE RECEIVABLES SALE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
     (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE

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RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     (d) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.
     (e) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (f) Executed counterparts of this Amendment may be delivered electronically.
[SIGNATURES FOLLOW]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, as a Seller
By:	/s/ John E. Peak
	Name:	John E. Peak
	Title:	Vice President

BRUNSWICK ACCEPTANCE COMPANY, LLC, as a Seller
By:	/s/ John E. Peak
	Name:	John E. Peak
	Title:	Management Committee Member

POLARIS ACCEPTANCE, as a Seller
By:	/s/ John E. Peak
	Name:	John E. Peak
	Title:	Management Committee Member

GENERAL ELECTRIC CAPITAL CORPORATION, as a Seller
By:	/s/ Thomas A. Davidson
	Name:	Thomas A. Davidson
	Title:	Attorney-in-Fact
GENERAL ELECTRIC CAPITAL CORPORATION, as the Performance Guarantor
By:	/s/ Thomas A. Davidson
	Name:	Thomas A. Davidson
	Title:	Attorney-in-Fact

CDF FUNDING, INC., as the Buyer
By:	/s/ John E. Peak
	Name:	John E. Peak
	Title:	Vice President

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